Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-63561, 2-90023, 2-95495, 33-2502, 33-4067, 33-22604, 33-22605, 33-29484, 33-39851, 33-39852, 33-43128, 33-46521, 33-60642, 33-60696, 33-61427, 33-64849, 333-04771, 333-04819, 333-04821, 333-08493, 333-40222, 333-40224, 333-47787, 333-47789, 333-48243, 333-57444, 333-69359, 333-79551, 333-87055, 333-50092, 333-53314, 333-53828, 333-75170, 333-113510, 333-132409, 333-156309, 333-163653 and 333-181951) and Form S-3 (Nos. 333-08505, 333-08509, 333-17651, 333-87053, 333-48928, 333-51530, 333-53660, 333-160215 and 333-183490) of Analog Devices, Inc. of our report dated February 26, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting of Hittite Microwave Corporation, which is incorporated by reference in this Current Report on Form 8‑K/A of Analog Devices, Inc. dated October 2, 2014.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 2, 2014